Exhibit 10.34

Dated the 15 day of January 2018

JURCHEN INVESTMENT CORPORATION

and

APTUS MANAGEMENT LIMITED

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SUB - TENANCY AGREEMENT

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MESSRS. NG, LIE, LAI & CHAN,

SOLICITORS & NOTARIES

ROOM 808, 8/F, NAN FUNG TOWER,

173 DES VOEUX ROAD CENTRAL,

HONG KONG

REF. NO. : CON/AT/

DOC. SUB-TA-Guangdong Inv Tower 17 Fl.

THIS SUB-TENANCY AGREEMENT	made the 15th day of January Two thousand and eighteen

Parties	BETWEEN the Landlord and the Tenant whose names addresses and descriptions are more particularly described and set out in the First Schedule hereto.

WHEREAS by a tenancy agreement (“the Head Lease”) dated the 15 day of January 2018, SUPER ALPHA LIMITED (“the Head Landlord”), a company incorporated and existing under the laws of the Hong Kong, let and the Landlord, as tenant, took the said premises (as hereinbelow defined) at such rent and on such terms and conditions as more particularly contained therein.

AND WHEREAS it was provided in the Head Lease that the Landlord may assign, underlet, or sub-let the said premises at such consideration and on such terms and conditions as the Landlord in its absolute discretion may determine PROVIDED THAT the Landlord must give written notice of any such assignment, underletting or sub-letting to the Head Landlord within one month of its date, and forward a certified copy of the instrument to the Head Landlord. At all times during the term of this tenancy, the Landlord must give to the Head Landlord, on written request by the Head Landlord, the name, address and other reasonable particulars of any person to whom a derivative interest in the said premises has been granted.

WHEREBY IT IS AGREED as follows :-
Premises Term Rent	1. The Landlord shall let and the Tenant shall take All That the premises more particularly described and set out in Part 1 of the Second Schedule hereto (hereinafter called “the said premises”) Together with the use in common with the Landlord and all others having the like right of the entrance staircases passages landings and lavatories (if any) of the building of which the said premises form part more particularly described in the Second Schedule hereto (hereinafter called “the said building”) in so far as the same are necessary for the proper use and enjoyment of the said premises (and except in so far as the Landlord may from time to time restrict such use) and together with the use in common with others of the lifts escalators and central air-conditioning, if any (whenever the same shall be operating) for the term and at the rent and in manner more particularly described and set out in the Third Schedule hereto Subject to and with the benefit of the Deed of Mutual Covenant and the Management Agreement (if any) of the said building as described in Part 2 of the Second Schedule hereto (hereinafter called “the said Deed of Covenant and the said Management Agreement” respectively).

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Tenant’s Covenants	2. The Tenant hereby agrees with the Landlord as follows :-
To pay rent	(a)	To pay the said rent on the days and in manner described and set out in the Third Schedule hereto.
To pay air-conditioning & other charges	(b)

To pay or discharge all air-conditioning (if any), maintenance or management fees or charges in respect of the said premises duly and in accordance with the provisions of the Deed of Covenant and/or the said Management Agreement (if any) of the said building.

To pay taxes etc.	(c)

Subject to Clause 3(a), to pay and discharge all taxes, assessments, duties, charges impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed or charged by the Government of Hong Kong or other lawful authority upon the said premises or upon the owner or occupier thereof (Government Rent, rates and Property Tax (if any) and outgoings of a capital or non-recurring nature only (if any) excepted) provided that all charge and outgoings in relation to the Tenant’s own installation shall be borne by the Tenant solely.

To pay gas, water and electricity charges	(d)

To pay and discharge all charges for gas, water, electricity and telephone rental and other outgoings now or at any time hereafter consumed by the Tenant and chargeable in respect of the said premises and to make all necessary deposits therefor.

User	(e)	Not to use the said premises for any purpose other than for the purpose and under the name as described and set out in the Third Schedule hereto.
Not to use premises as sleeping quarters or domestic premises	(f)

Not to use or permit or suffer the said premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or similar legislation for the time being in force nor to allow any person to remain in the said premises overnight except night-watchman.

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Not to permit illegal or immoral use	(g)

Not to use or permit or suffer the said premises to be used for any illegal or immoral purpose or for any purpose which is in contravention of the terms and conditions contained in the Government Lease or Conditions under which the said premises are held from the Government and not to carry on any trade or business thereon which is now or may hereafter be declared to be an offensive trade under the Public Health & Urban Services Ordinance or any other Ordinances or Regulations and any enactment amending or substituting the same.

To keep interior etc. in repair	(h)

To keep all the interior of the said premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s fixtures therein including all doors, windows, installations / wiring / pipes / drains in the said premises for the supply of water, gas, electricity, and for sanitation (inclusive of basins, sinks, baths and sanitary conveniences) in good, clean and tenantable repair and condition and properly reserved and painted and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the term in like condition (fair wear and tear excepted).

To protect interior from approaching typhoons	(i)	To take all precautions to protect the interior of the said premises against damage by storm or typhoon or the like.
To repair and replace electrical wiring etc. within the premises	(j)

To repair or place, if so required by the appropriate supply company, statutory undertaker or authority (as the case may be) under the terms of any Electricity Supply or similar Ordinance for the time being in force or any Orders in Council or Regulations made thereunder, all electrical wiring installations and fittings within the said premises from the Tenant’s meter or meters to and within the same.

To keep sanitary and water apparatus used exclusively in good repair	(k)

To keep the sanitary and water apparatus used exclusively by the Tenant and his servants, agents and licensees in good, clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the Regulations or by-laws of all Public Health and other Government Authorities concerned.

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To permit Landlord to enter and view, to repair, etc.	(l)	To permit the Landlord and all persons authorised by him at all reasonable times to enter and :-
(i)

view the state of repair of the said premises, take inventories of the fixtures therein, carry out any works or repairs which may be required to be done and, during the last three months of the said terms, show the said premises to prospective tenants or purchasers; and/or

(ii)

carry out any works or repairs in respect of other premises in the said building PROVIDED that in this connection the Landlord shall be responsible to make good all damage done to the said premises and the chattels of the Tenant.

To execute repair on receipt of notice	(m)

On receipt of any notice from the Landlord or his authorised representatives specifying any works or repairs which they require to be done and which are the responsibility of the Tenant hereunder, forthwith to put in hand and execute the same with all possible despatch and without any delay.

Not to erect install or alter partitioning fixtures etc. without Landlord’s consent	(n)

Not without the previous written consent of the Landlord (which consent shall not be unreasonably withheld) to erect, install or alter any fixtures partitioning or other erection or installation in the said premises or any part thereof.

To remove illegal structures	(o)

To remove at any time during the said term at the cost of the Tenant any structures erections partitions and other alterations put up by the Tenant with or without the consent of the Landlord if required by the Building Authority or other competent Government Departments and to make good all damage caused by such removal. The Landlord shall not be responsible to the Tenant for any loss suffered by the Tenant in any way as a result of such removal.

Not to cut injure or maim walls, etc.	(p)

Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, walls, beams, structural members or any part of the fabric of the said premises nor any of the plumbing or sanitary apparatus or installations included therein without the previous consent of the Landlord which consent shall not be unreasonably withheld.

Not to drive nails etc. into ceilings walls or floors	(q)

Not to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings walls or floor of the said premises without the previous consent of the Landlord which shall not be unreasonably withheld, nor without the like consent to lay or use any floor covering which may damage the existing flooring.

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Not to display signs except name etc. in places provided	(r)

Not to affix or display or permit or suffer to be affixed or displayed outside the said premises any signboard, sign, decoration, or other device whether illuminated or not which may be visible from outside the said premises save that :-

(i)

if the said premises hereby agreed to be let is a shop abutting a street or road, the Tenant may at its own expenses with the previous written consent of the Landlord erect and/or display a sign advertising the nature of the business carried on at the said premises by the Tenant provided always that the said sign shall in all respect comply with the provisions of the said Deed of Covenant, the said Management Agreement (if any), and the applicable Ordinances and Regulations.

(ii)

the Tenant shall be entitled at his own expense to display his name exhibited in English and Chinese in such form or lettering or characters to be approved by the Landlord on the Directory Boards (if the same are provided in the said Building) and to have his name similarly printed on the Tenant’s entrance door or doors.

If the Tenant carries on business under a name other than his own name, he shall notify the Landlord of the name under which his business is carried on and shall be entitled to have that name displayed, painted or affixed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord which the Landlord may give or withhold at his discretion and without prejudice to the foregoing, the Landlord may, in connection with any application for consent under this Clause, require the Tenant to produce such evidence as it may think fit to show that no breach of Clause 2(aj) has taken place or is about to take place.

No hanging in common parts	(s)

Not to use or cause or permit the use of the corridors, staircases or other common passages of the said building for the purpose of drying laundry or hanging or placing or storing any article or thing thereon or therein and not to permit the Tenant’s agents servants employees guests invitees to use the same for loitering or eating.

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Not to encumber or obstruct passages and common areas, etc.	(t)

Not to encumber or obstruct or permit to be encumbered or obstructed with any box, packaging or other obstruction of any kind or nature any of the entrances, staircases, landings, passages, lifts, lobbies or other parts of the said building in common use and not to leave rubbish or any other article or thing in any part of the said building not in the exclusive occupation of the Tenant.

Not to lay wiring or cable etc. in the public areas	(u)	Not to lay install affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passage-ways, lobbies or, public areas.
No supports etc. erected on exterior walls	(v)

Not to install or fix or erect any supports or any iron brackets or venetian blinds or sun blinds of any description to or on any part of the exterior walls of the said building for any purpose including the installation of air-conditioners without prior written approval of the Landlord.

No openings on exterior wall	(w)	Not to make any openings on any part of the exterior walls of the said building.

No shelters on flat roofs etc.	(x)	Not to erect any shelters or coverings on any part of the flat-roofs or roof of the said building.
No wiring from window	(y)	Not to erect or hang any wire or aerial wiring from the windows or outside the exterior walls of the said building.
Not to overload	(z)

The Tenant shall not without the prior written consent of the Landlord make or permit or suffer to be made alterations in or additions to the electrical wiring and installations or to install or permit or suffer to be installed any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed, or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter. An application by the Tenant for the Landlord’s consent under this Clause shall be accompanied by a plan showing the proposed changes. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. In carrying out any electrical, mechanical or other building services work in the said premises the Tenant shall use only a contractor nominated and approved by the Landlord in writing for the purpose.

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Not to use premises for manufacture or storage of goods	(aa)

The Tenant shall not use or permit or suffer the said premises to be used for the purpose of the manufacture of goods and merchandise or for the storage of goods and merchandise other than samples and exhibits reasonably required in connection with the Tenant’s business carried on therein.

Not to alter smoke lobby doors	(ab)	Not to alter the position of the smoke lobby doors or to make any additions to such doors.
Delivery of bulky goods	(ac)

Not to take delivery of furniture or fixtures or bulky items of goods in and out of the said building during normal office hours and under no circumstances shall passenger lifts be used for delivery purposes at all times.

Not to overload lifts	(ad)	Not to overload the lifts in the said building in excess of their maximum capacity and to be responsible for any damage caused by any breach hereof.
Not to prepare food or permit odorous	(ae)

Not to prepare or permit or suffer to be prepared any food in the said premises or to cause or permit any offensive or unusual odorous to be produced upon, permeate through or emanate from the said premises.

Not to produce music or noise audible outside	(af)

Not to produce or permit or suffer to be produced any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing, reproducing, receiving or recording sound) so as to cause a nuisance to other users of the said building, and where music is to be regularly played, to install at the Tenant’s cost or expense and to the satisfaction of the Landlord adequate sound proving or insulation devices in the said premises.

Not to permit any nuisance or annoyance	(ag)

Not to do or permit or suffer to be done any thing which may be or become a nuisance or annoyance to the Landlord or to the tenant or occupiers of other premises in the said building or in any adjoining or neighbouring building.

Not to keep items of combustible or hazardous goods	(ah)

Not to keep or store or permit or suffer to be kept or stored in the said premises any arms, ammunition, gun-powder, salt-petre, kerosene or other explosive or combustible substance or otherwise unlawful or dangerous or hazardous goods.

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Not to keep animals or pets and to prevent infection	(ai)

Not to keep or permit or suffer to be kept any animals or pets inside the said premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the said premises or any part thereof from becoming infested by termites, rats, mice roaches, or any other pests or vermin.

Not to assign underlet etc.	(aj)

Not to assign, underlet, part with the possession of, or transfer the said premises or any part thereof or any interest therein, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains to use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor. The Tenancy shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing be deemed to be breaches of this Clause :-

		(i)	in the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.
(ii)

in the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

		(iii)	in the case of a corporation, any reconstruction, amalgamation, merger or voluntary liquidation, or any change in shareholding or in the control of ultimate beneficial ownership.
(iv)

the giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

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Not to breach Government Lease or cause insurance to be voided or premium increased	(ak)	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the land on which the said building stands is held from the Government or whereby any insurance on the said building against loss or damage by fire and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled at his option either to terminate this Agreement or to continue the same upon payment by the Tenant of the additional premium and upon such other terms and conditions as the Landlord may, at his discretion, think fit to impose.

To comply with Deed of Mutual Covenants and Ordinances etc.	(al)

To obey and comply with and to indemnify the Landlord against the breach of the said Deed of Covenant and the said Management Agreement (if any) of the said building and all ordinances, regulations, by-laws, rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant’s business on the said premises or to any other acts, deed, matter or thing done, permitted suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant.

To make good damage to building	(am)

To make good at the expenses of the Tenant any portion of the said building which may be damaged through any omission act or default of the Tenant or of any of his servants visitors or through the escape of water, fire, smoke or fumes from or explosion in the said premises.

To reimburse Landlord for work done	(an)

To reimburse the Landlord for the costs of any work which the Tenant is liable to perform hereunder and has defaulted in performing the same including but not limited to all costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee agent or licensee of the Tenant.

To be responsible for loss or damage caused by interior defects	(ao)

To be wholly responsible for any loss, damage or injury caused to any other person whomsoever directly or indirectly through the defective or damaged condition of any part of the interior of the said premises and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.

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To be responsible for contractors, servants, agents and licensees	(ap)

To be responsible to the Landlord for the acts, neglects and defaults of all contractors, servants, agents and licensees of the Tenant as if they were the acts, neglects and defaults of the Tenant himself and for the purpose of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Tenant express or implied.

To notify Landlord of accidents and defects in fittings and fixtures	(aq)

To notify the Landlord of any accidents to or defects in the water pipes gas pipes electrical wire or fittings or other facilities provided by the Landlord in the said premises whether or not the Tenant is liable hereunder for the repair of the same upon the same coming to the knowledge of the Tenant.

To remove refuse to a place specified by Landlord	(ar)

To remove each day from the said premises all refuse and rubbish to such spot as shall be specified by the Landlord from time to time and subject to such reasonable rules and regulations as the Landlord may from time to time determine.

Replacement of windows	(as)

To pay to or reimburse the Landlord the cost of replacing all broken and damaged windows (if any) and glass and any part of the glass curtain wall (if any) whether or not the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

Re-instate premises	(at)

Unless the Landlord otherwise agrees in writing, to re-instate and restore the said premises to their original condition and to make good all damage caused or occasioned by the erection and removal of alterations partitions or other erections.

To yield up at the end of term	(au)

Quietly to yield up the said premises together with all fixtures, fittings and additions therein and thereto which the Landlord agrees to retain at the expiration or sooner determination of this tenancy in good, clean and tenantable repair and condition (fair wear and tear excepted).

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Landlord’s covenants	3. THE LANDLORD HEREBY AGREES WITH THE TENANT as follows:-
To pay Government rent etc.	(a)

That the Landlord will pay the Government rent and rates payable in respect of the said premises and the Property Tax (if any) payable in respect of the said premises and any expenses of a capital or non-recurring nature provided that all charges and outgoings in relation to the Tenant’s own installations shall be borne by the Tenant solely.

That Tenant shall have quiet enjoyment	(b)

That the Tenant paying the rent and management fees and maintenance charges hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

To keep in repair the outside main walls and roof, etc.	(c)

To keep the outside main walls and roof of the said building and the lift entrance hall corridor passages staircases and the convenience (if any) intended for the common use of the occupants at all times in repair in accordance with the relevant provisions of the said Deed of Covenant and/or the said Management Agreement.

4. IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED as follows :-
Other provisions Landlord’s right of re-entry	(a) If the rent and/or air-conditioning charges and/or management fees and maintenance charges and/or other charges hereby agreed to be paid or any part thereof shall be unpaid for seven working days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreement, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt, or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant, or if the Tenant otherwise becomes insolvent or makes any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreement, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Clause 5 hereof.

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Written notice sufficient exercise of right	(b)

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercise the power of re-entry herein contained shall be full and sufficient exercise of such power without actual entry on the part of the Landlord.

Acceptance of rent not waiver of breach of covenant	(c)

Acceptance of rent (or management fees) by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

Landlord not liable for overflow of water Tenant to indemnify Landlord against certain claims	(d)

The Landlord shall not be under any liability to the Tenant or to any other person whomsoever in respect of any loss or damage to person or property sustained by the Tenant or any such other person caused by or through or in any way owing to the overflow of water from anywhere within the said building. The Tenant shall fully and effectually indemnify the Landlord from and against all claims and demands made against the Landlord by any person in respect of any loss, damage or injury caused by or through or in any way owing to the overflow of water from the said premises or to the neglect or default of the Tenant, his servants, agents or licensees or to the defective or damaged condition of the interior of the said premises or any fixtures or fittings for the repair of which the Tenant is responsible hereunder and against all costs and expenses incurred by the Landlord in respect of any such claim or demand.

No advance payment of rent	(e)	No advance payment of rent has been paid to the Landlord except in pursuance to Clause 1 hereof.
Landlord not liable for breakdown in air-conditioning or lifts	(f)

The Landlord shall not in any circumstances be liable to the Tenant for any defect in or failure or breakdown of electricity gas or water supply, lifts services and air-conditioning system nor shall the rent or management fees and maintenance charges abate or cease to be payable on account thereof.

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Suspension or abatement of rent in case of fire etc.	(g)

If the said premises or the said building or any part thereof shall be at any time during the tenancy be inaccessible or so destroyed or damaged owing to fire water storm wind typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord as to render the said premises unfit for habitation and use and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the said premises or the said building then the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current month be suspended and ceased until the said premises or said building shall again be rendered accessible or fit for habitation and use (as the case may be) provided that should the said premises or the said building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after three months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this present tenancy and thereupon the same and everything herein contained shall determine as from the date of the occurrence of such destruction or damage or order of the said premises or of the said building becoming inaccessible but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent and management fees and other charges payable hereunder prior to the coming into effect of the suspension.

For the purpose of distraint of rent in arrears if not paid in advance on due date	(h)

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent and management fees and other charges payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the time and in manner hereinbefore provided for payment thereof. All costs and expenses for and incidental to any distraint shall be paid by the Tenant and is recoverable from him as a debt on a full indemnity basis. For the purpose of distraint and these presents, any outstanding management fees payable in respect of the said premises shall be deemed to be arrears of rent.

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No waiver by Landlord	(i)

No condoning, excusing or waiving by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Landlord can exhibit letting notices during last three months of term	(j)

During the three months immediately preceding the expiration of the term hereby created, the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

Landlord is entitled to change the name of the building	(k)

The Landlord shall at any time during the term hereby granted be entitled to change the name of the said building on giving reasonable notice to the Tenant and in respect thereof the Landlord shall not be liable in damages to the Tenant or be made a party to any other proceedings or for costs or expenses of whatsoever nature incurred by the Tenant as a result of such change.

No warranty as to user	(l)	The Landlord does not warrant that the said premises are suitable for any particular purpose.
Service of notice	(m)

Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant’s last known place of business or residence in Hong Kong and if to be served on the Landlord, shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered to the Landlord’s address as shown in this Agreement.

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Stamp Duty & Costs	(n)	The legal costs of Messrs. Ng, Lie, Lai & Chan and the stamp duty and other disbursements on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares.
Tenant’s deposit	5.	(a)

The Tenant shall on the signing hereof deposit and maintain with the Landlord a deposit of the amount as set out in the Third Schedule hereto to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the said agreements, stipulations or conditions aforesaid, the Landlord shall be entitled to terminate this Agreement and to forfeit the said deposit by way of liquidated damages without prejudice to the Landlord’s right to claim against the Tenant for further damages suffered by the Landlord as a result of the Tenant’s breach of this Agreement. Notwithstanding the foregoing, the Landlord may in any such event at his option elect not to terminate this Agreement and forfeit the deposit but to deduct therefrom the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter the said premises and to determine this Agreement and forfeit the deposit as hereinbefore provided.

Repayment of deposit		(b)

Subject as aforesaid, the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and the delivery of vacant possession to the Landlord or within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later.

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(c)

In the event that the Landlord shall assign its reversionary interest in the said premises, the Tenant shall agree to the Landlord transferring the said Deposit to the assignee and shall waive its right to recover the said Deposit from the Landlord upon receipt of a written notice from the Landlord that such transfer has been effected.

Resumption	6.

Notwithstanding anything herein contained, the parties hereto agree that if the said premises form the subject matter of resumption by the Hong Kong SAR Government or similar authority under the Lands Resumption Ordinance or similar legislation direct or through Urban Renewal Authority or other authority, the only compensation that the Tenant may have for early termination of the term herein created as a result of the resumption shall be such that is available to the Tenant as contained in the provisions of the Lands Resumption Ordinance Cap.124. The Landlord undertakes to give notice to the Tenant as soon as practicable once such resumption notice shall have been duly served on the Landlord.

Third Party Rights	7.

Any person, firm, company or corporation who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance to enforce any of its terms except and to the extent that this Agreement expressly provides otherwise and without prejudice to any right of the Landlord provided in this Agreement which is also applicable to and enforceable by or against such third party without resorting to the Contracts (Rights of Third Parties) Ordinance.

Break Clause	8.

The Tenant has an option to terminate this Agreement after twenty four months from 1st February 2018 by giving to the Landlord not less than three months’ prior written notice or by payment of three months’ rent in lieu of such notice and during the said three months period the Tenant shall allow the Landlord together with the intended tenant to enter the said premises at any reasonable time with prior appointment. For the avoidance of doubt, the said notice shall not be served on the Landlord on or before 31st January 2020.

Law	9.	This Agreement shall be construed and take effect in accordance with Hong Kong law.
Marginal notes	10.	The marginal notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

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THE FIRST SCHEDULE ABOVE REFERRED TO

LANDLORD	:

JURCHEN INVESTMENT CORPORATION (率然投資有限公司) a company incorporated in the British Virgin Islands with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(hereinafter called “the Landlord”)

TENANT	:	APTUS MANAGEMENT LIMITED whose registered office is situate at 17th Floor, Guangdong Investment Tower, 148 Connaught Road Central, Hong Kong. (hereinafter called “the Tenant”)

THE SECOND SCHEDULE ABOVE REFERRED TO

Part 1 : The Premises

ALL THAT PORTION of the SEVENTEENTH FLOOR of GUANGDONG INVESTMENT TOWER, No.148 Connaught Road Central, Hong Kong as shown within the area outlined or delineated in pink on the Plan annexed hereto standing on ALL THAT piece or parcel of ground registered in the Land Registry as Marine Lot No.332, Marine Lot No.333, Section A of Marine Lot No.334, The Remaining Portion of Marine Lot No.334, Marine Lot No.335, Section A of Marine Lot No.336, The Remaining Portion of Marine Lot No.336, Inland Lot No.2142 and Inland Lot No.2143 subject to the right of access in favour of the Landlord, its assigns, nominees and tenants over the portion of the said Seventeenth Floor hatched black on the Plan annexed hereto.

Part 2

Deed of Mutual Covenant incorporation Management Agreement registered in the Land Registry by Memorial No.6911305.

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THE THIRD SCHEDULE ABOVE REFERRED TO

Term	:	For the term of THREE (3) YEARS commencing from the 1st day of February 2018 to the 31st day of January 2021 (both dates inclusive)

Rent	:

HK$130,000.00 per calendar month (exclusive of management fee but inclusive of rates) payable in advance clear of all deductions on the first day of each and every calendar month, the first of such payments to be made on the signing hereof

User	:	For commercial purpose

Deposit	:	Hong Kong Dollars Three Hundred and Ninety Thousand Only (HK$390,000.00)

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AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED by	)
)
for and on behalf of the Landlord	)
)
in the presence of :-)

SIGNED by	)
)
for and on behalf of the Tenant in the	)
)
presence of :-)

RECEIVED of and from the Tenant the	)
)
sum of Hong Kong Dollars Three Hundred and Ninety	)	HK$390,000.00
)
Thousand Only being the deposit money above	)
)
expressed to be paid by the Tenant to the Landlord.	)

the Landlord

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